Exhibit 99.1

PORT ANGELES, Wash., October 27, 2025 (GLOBE NEWSWIRE)

First Northwest Bancorp Announces Third Quarter 2025 Results

First Northwest Bancorp (Nasdaq: FNWB) ("First Northwest" or the "Company"), the holding company for First Fed Bank ("First Fed" or the "Bank"), today reported net income of $802,000 for the third quarter of 2025, compared to net income of $3.7 million for the second quarter of 2025 and a net loss of $2.0 million for the third quarter of 2024. Basic and diluted income per share were $0.09 for the third quarter of 2025, compared to basic and diluted income per share of $0.42 for the second quarter of 2025 and basic and diluted loss per share of $0.23 for the third quarter of 2024.

Management Outlook:

"With over a century of history behind First Fed, I'm committed to honoring that legacy by continuing to deliver long-term value for our shareholders and remaining a trusted partner in the communities we serve," said Curt Queyrouze, President and Chief Executive Officer of First Northwest and First Fed. "Guided by our Board and driven by a talented team, we are building a modern, forward-thinking financial institution. Our third quarter results demonstrate meaningful progress in positioning First Fed to meet the evolving needs of our customers. As we embrace a culture of customer obsession, we recognize that their success is our success. I'm excited to build on the strong foundation we've established and work to ensure First Northwest continues to be a catalyst for financial growth and wellness throughout our communities."

The Board of Directors of First Northwest elected not to declare a dividend for this quarter as part of a prudent approach to capital management. The Company remains committed to maintaining a strong balance sheet and will continue to evaluate future dividend decisions in light of the Company’s long-term strategic objectives.

Key Points for the Third Quarter

Positive Trends:

•	Net interest margin increased to 2.91% for the current quarter compared to 2.83% in the second quarter of 2025, as a result of a decrease in the rate paid on interest-bearing liabilities.
•	Cost of total deposits dropped to 2.20% for the current quarter from 2.31% in the preceding quarter as higher-rate certificates of deposit ("CDs") matured and noninterest-bearing demand balances increased.
•	First Fed risk-based capital ratios improved to 13.7% for the current quarter compared to 13.1% in the second quarter of 2025, and 13.4% for the third quarter of 2024.
•	Advances decreased $84.5 million, or 27.3%, to $225.0 million at September 30, 2025 from $309.5 million at June 30, 2025, contributing to the improved net interest margin.
•	Recorded a $620,000 recapture of provision for credit losses on loans in the third quarter of 2025, compared to a recapture of $296,000 for the preceding quarter and a provision for credit losses on loans of $3.1 million for the third quarter of 2024.

Other significant events:

•	During the third quarter of 2025, the Company experienced higher compensation expenses as a result of executive management changes.
•	The Bank continues to vigorously defend itself in the legal proceedings disclosed in our last Quarterly Report on Form 10-Q, resulting in continued higher legal expenses.

Selected Quarterly Financial Ratios:

	As of or For the Quarter Ended					As of or For the Nine Months Ended September 30,
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	2025	2024
Performance ratios: (1)
Return on average assets	0.15%	0.68%	-1.69%	-0.51%	-0.36%	-0.28%	-0.23%
Adjusted PPNR return on average assets (2)	0.06	0.39	0.27	0.26	0.17	0.24	0.16
Return on average equity	2.10	10.00	-23.42	-6.92	-4.91	-4.03	-3.14
Net interest margin (3)	2.91	2.83	2.76	2.73	2.70	2.83	2.74
Efficiency ratio (4)	104.9	78.0	113.5	92.2	100.3	99.2	85.5
Equity to total assets	7.32	6.82	6.75	6.89	7.13	7.32	7.13
Book value per common share	$16.33	$15.85	$15.52	$16.45	$17.17	$16.33	$17.17
Tangible performance ratios: (1)
Tangible common equity to tangible assets (2)	7.26%	6.76%	6.68%	6.83%	7.06%	7.26%	7.06%
Return on average tangible common equity (2)	2.12	10.10	-23.65	-6.99	-4.96	-4.07	-3.17
Tangible book value per common share (2)	$16.18	$15.70	$15.36	$16.29	$17.00	$16.18	$17.00
Capital ratios (First Fed): (5)
Tier 1 leverage	9.3%	9.1%	9.0%	9.4%	9.4%	9.3%	9.4%
Common equity Tier 1	12.7	12.0	12.1	12.4	12.2	12.7	12.2
Total risk-based	13.7	13.1	13.4	13.6	13.4	13.7	13.4

(1)	Performance ratios are annualized, where appropriate.
(2)	See reconciliation of Non-GAAP Financial Measures later in this release.
(3)	Net interest income divided by average interest-earning assets.
(4)	Total noninterest expense as a percentage of net interest income and total other noninterest income.
(5)	Current period capital ratios are preliminary and subject to finalization of the FDIC Call Report.

Adjusted Pre-tax, Pre-Provision Net Revenue (1)

Adjusted PPNR for the third quarter of 2025 decreased $1.8 million to $340,000, compared to $2.1 million for the preceding quarter, and decreased $607,000 from $947,000 in the third quarter one year ago.
	For the Quarter Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Net interest income (GAAP)	$14,569	$14,193	$13,847	$14,137	$14,020	$42,609	$42,183
Total noninterest income (GAAP)	2,002	2,170	3,777	1,300	1,779	7,949	11,314
Total revenue (GAAP)	16,571	16,363	17,624	15,437	15,799	50,558	53,497
Total noninterest expense (GAAP)	17,390	12,765	20,000	14,233	15,848	50,155	45,760
PPNR (Non-GAAP) (1)	(819)	3,598	(2,376)	1,204	(49)	403	7,737
Less selected nonrecurring adjustments to PPNR (Non-GAAP):
Executive transition costs included in compensation and professional fees	(1,159)	—	—	—	—	(1,159)	—
Employee retention credit ("ERC") included in compensation	—	2,640	—	—	—	2,640	—
ERC consulting expense included in professional fees	—	(528)	—	—	—	(528)	—
Costs associated with early termination of Bellevue Business Center lease included in other expense	—	(599)	—	—	—	(599)	—
Bank-owned life insurance ("BOLI") death benefit	—	—	1,059	1,536	—	1,059	—
Gain on extinguishment of subordinated debt included in other income	—	—	846	—	—	846	—
Legal reserve included in other expense	—	—	(5,750)	—	—	(5,750)	—
Equity investment repricing adjustment included in other income	—	—	—	(1,762)	—	—	651
One-time compensation payouts related to reduction in force	—	—	—	—	(996)	—	(996)
Net gain on sale of premises and equipment	—	—	—	—	—	—	7,919
Sale leaseback taxes and assessments included in occupancy and equipment	—	—	—	—	—	—	(359)
Net gain on sale of investment securities	—	—	—	—	—	—	(2,117)
Adjusted PPNR (Non-GAAP) (1)	$340	$2,085	$1,469	$1,430	$947	$3,894	$2,639

(1)  See reconciliation of Non-GAAP Financial Measures later in this release.

•	Total interest income decreased $221,000 to $26.9 million for the third quarter of 2025, compared to $27.1 million for the preceding quarter, and decreased $1.3 million compared to $28.2 million in the third quarter of 2024. Interest income decreased in the third quarter of 2025 primarily due to decreased average balances of interest-earning assets. Average real estate and commercial business loan balances decreased while average consumer loan balances increased over the preceding quarter.
•	Total interest expense decreased $597,000 to $12.3 million for the third quarter of 2025, compared to $12.9 million for the preceding quarter, and decreased $1.8 million compared to $14.2 million in the third quarter of 2024. Interest expense decreased in the third quarter of 2025 primarily due to a reduced volumes of brokered CDs and decreases in interest paid on customer CDs, brokered CDs and demand deposits. These decreases were partially offset by increases in the average balances and interest paid on money market and savings accounts. Advances also had reduced volumes and a decrease in the rate paid during the current quarter.
•	Net interest margin increased to 2.91% for the third quarter of 2025, from 2.83% for the preceding quarter and 2.70% for the third quarter of 2024, marking five consecutive quarters of improvement.
•	Noninterest income decreased $168,000 to $2.0 million for the third quarter of 2025, from $2.2 million for the preceding quarter. A period-over-period decrease in the value of equity and fintech partnership investments was recorded for the current quarter.
•	Noninterest expense increased $4.6 million to $17.4 million for the third quarter of 2025, compared to $12.8 million for the preceding quarter. The preceding quarter of 2025 included a nonrecurring ERC reduction to compensation and benefits totaling $2.6 million. Current quarter increases include nonrecurring costs related to the executive management transition of $1.1 million recorded in compensation and benefits and $105,000 for executive search fees recorded in professional fees. The $1.6 million increase in legal fees over the preceding quarter recorded in professional fees is due to the ongoing legal matters previously disclosed.

Allowance for Credit Losses on Loans ("ACLL") and Credit Quality

The allowance for credit losses on loans ("ACLL") decreased $2.1 million to $16.2 million at September 30, 2025, from $18.4 million at June 30, 2025. The ACLL as a percentage of total loans was 1.00% at September 30, 2025, a decrease from 1.10% at June 30, 2025, and from 1.27% one year earlier. A $2.1 million decline in the overall pooled loan reserve, driven primarily by reduced loan balances combined with a decrease in the loss factor applied to one-to-four family loans, was partially offset by net loan charge-offs totaling $1.5 million, contributing to a recapture of provision expense of $620,000 for the quarter ended September 30, 2025.

Nonperforming loans decreased $7.0 million to $13.4 million at September 30, 2025, from $20.4 million at June 30, 2025. Current quarter activity included a $4.9 million decrease due to the sale of a commercial construction loan and charged-off balances totaling $1.6 million. ACLL to nonperforming loans increased to 121% at September 30, 2025, from 90% at June 30, 2025, and from 72% at September 30, 2024. This ratio has increased as nonperforming loan balances have decreased due to principal payments, sales and charge-offs.

Classified loans decreased $7.1 million to $23.9 million at September 30, 2025, from $30.9 million at June 30, 2025, primarily due to the sale of a $4.9 million commercial construction loan, payments received of $1.6 million and commercial loan net charge-offs totaling $1.9 million, partially offset by $1.8 million of consumer loan downgrades. Three collateral dependent loans totaling $16.1 million account for 68% of the classified loan balance at September 30, 2025. The Bank has exercised legal remedies, including the appointment of a third-party receiver and foreclosure actions, to liquidate the underlying collateral to satisfy the real estate loans in the largest of these four collateral-dependent relationships. The Bank is also closely monitoring a group of commercial business loans that have similar collateral, with 12 loans totaling $149,000 included in classified loans at September 30, 2025, and one additional loan totaling $210,000 included in the special mention risk grading category.

	For the Quarter Ended
ACLL ($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Balance at beginning of period	$18,345	$20,569	$20,449	$21,970	$19,343
Charge-offs:
Commercial real estate	(656)	(15)	(5,571)	—	—
Construction and land	(483)	—	(374)	(411)	—
Auto and other consumer	(106)	(273)	(243)	(364)	(492)
Commercial business	(1,005)	(2,823)	(1,513)	(4,596)	(24)
Total charge-offs	(2,250)	(3,111)	(7,701)	(5,371)	(516)
Recoveries:
One-to-four family	—	—	—	—	42
Commercial real estate	6	20	6	2	—
Construction and land	—	5	—	—	—
Auto and other consumer	47	74	43	52	24
Commercial business	675	1,084	2	36	—
Total recoveries	728	1,183	51	90	66
Net loan charge-offs	(1,522)	(1,928)	(7,650)	(5,281)	(450)
(Recapture of) provision for credit losses	(620)	(296)	7,770	3,760	3,077
Balance at end of period	$16,203	$18,345	$20,569	$20,449	$21,970

Average total loans	$1,650,340	$1,658,723	$1,662,164	$1,708,232	$1,718,402
Annualized net charge-offs to average outstanding loans	0.37%	0.47%	1.87%	1.23%	0.10%

Asset Quality ($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Nonaccrual loans:
One-to-four family	$2,345	$2,274	$1,404	$1,477	$1,631
Commercial real estate	3,439	4,095	4	5,598	5,634
Construction and land	6,037	13,063	15,280	19,544	19,382
Home equity	9	10	54	55	116
Auto and other consumer	1,072	410	710	700	894
Commercial business	470	514	2,903	3,141	2,719
Total nonaccrual loans	13,372	20,366	20,355	30,515	30,376
Other real estate owned	1,377	1,297	—	—	—
Total nonperforming assets	$14,749	$21,663	$20,355	$30,515	$30,376

Nonaccrual loans as a % of total loans (1)	0.82%	1.22%	1.23%	1.80%	1.75%
Nonperforming assets as a % of total assets (2)	0.70	0.99	0.94	1.37	1.35
ACLL as a % of total loans	1.00	1.10	1.24	1.21	1.27
ACLL as a % of nonaccrual loans	121.17	90.08	101.05	67.01	72.33
Total past due loans to total loans	0.88	1.17	1.36	1.98	1.92

(1)	Nonperforming loans consists of nonaccruing loans and accruing loans more than 90 days past due.
(2)	Nonperforming assets consists of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), real estate owned and repossessed assets.

Financial Condition and Capital

Investment securities decreased $20.9 million, or 6.9%, to $282.6 million at September 30, 2025, compared to $303.5 million three months earlier, and decreased $28.3 million compared to $310.9 million at September 30, 2024. Maturities totaling $16.3 million and regular principal payments totaling $9.3 million were partially offset by a $4.8 million reduction of net unrealized losses during the third quarter of 2025. The estimated average life of the securities portfolio was approximately 6.9 years at September 30, 2025, 7.6 years at the preceding quarter end and 7.4 years at the end of the third quarter of 2024. The effective duration of the portfolio was approximately 4.8 years at September 30, 2025, compared to 4.9 years at the preceding quarter end and 3.9 years at the end of the third quarter of 2024.

Investment Securities ($ in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	Three Month % Change	One Year % Change
Available for Sale at Fair Value
Municipal bonds	$79,621	$77,324	$81,363	3.0%	-2.1%
U.S. government agency issued asset-backed securities (ABS agency)	12,169	12,298	13,296	-1.0	-8.5
Corporate issued asset-backed securities (ABS corporate)	9,881	13,105	16,391	-24.6	-39.7
Corporate issued debt securities (Corporate debt)	43,339	55,760	54,058	-22.3	-19.8
U.S. Small Business Administration securities (SBA)	6,977	7,504	9,317	-7.0	-25.1
Mortgage-backed securities:
U.S. government agency issued mortgage-backed securities (MBS agency)	94,203	96,014	78,549	-1.9	19.9
Non-agency issued mortgage-backed securities (MBS non-agency)	36,418	41,510	57,886	-12.3	-37.1
Total securities available for sale	$282,608	$303,515	$310,860	-6.9	-9.1

Net loans, excluding loans held for sale, decreased $39.4 million, or 2.4%, to $1.61 billion at September 30, 2025, from $1.65 billion at June 30, 2025, and decreased $106.6 million, or 6.2%, from $1.71 billion one year prior. Construction loans that converted into fully amortizing loans during the quarter totaled $2.4 million. Loan payoffs of $73.7 million, regular payments of $32.5 million and charge-offs totaling $2.2 million outpaced new loan funding totaling $40.9 million and draws on existing loans totaling $25.3 million.

Loans ($ in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	Three Month % Change	One Year % Change
Real Estate:
One-to-four family	$382,486	$387,459	$395,792	-1.3%	-3.4%
Multi-family	296,321	329,696	353,813	-10.1	-16.2
Commercial real estate	396,519	391,362	376,008	1.3	5.5
Construction and land	67,793	72,538	95,709	-6.5	-29.2
Total real estate loans	1,143,119	1,181,055	1,221,322	-3.2	-6.4
Consumer:
Home equity	86,629	84,927	76,960	2.0	12.6
Auto and other consumer	280,224	280,877	281,198	-0.2	-0.3
Total consumer loans	366,853	365,804	358,158	0.3	2.4
Commercial business	113,160	117,843	155,327	-4.0	-27.1
Total loans receivable	1,623,132	1,664,702	1,734,807	-2.5	-6.4
Less:
Derivative basis adjustment	(896)	(860)	(1,579)	-4.2	43.3
Allowance for credit losses on loans	16,203	18,345	21,970	-11.7	-26.2
Total loans receivable, net	$1,607,825	$1,647,217	$1,714,416	-2.4	-6.2

Other decreases to total assets during the quarter included a $4.1 million reduction in the balance of FHLB stock required to be held. Other assets decreased during the current quarter primarily due to the return of $9.1 million for a BOLI policy surrendered in the first quarter of 2025.

Total deposits decreased $1.3 million to $1.65 billion at September 30, 2025, compared to $1.65 billion at June 30, 2025, and decreased $58.3 million compared to $1.71 billion one year prior. During the third quarter of 2025, total customer deposit balances increased $1.3 million and brokered deposit balances decreased $2.6 million. The customer deposit mix continues to shift towards increased average balances of money market, savings and noninterest-bearing demand accounts while interest-bearing demand deposit and CD account average balances decreased. The deposit mix compared to September 30, 2024, reflects a shift in average balances to money market and customer CD accounts while the average balance of brokered CDs decreased. The rates paid on all interest-bearing accounts decreased compared to the same quarter one year ago.

Deposits ($ in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	Three Month % Change	One Year % Change
Noninterest-bearing demand deposits	$255,366	$240,051	$252,999	6.4%	0.9%
Interest-bearing demand deposits	146,373	144,409	167,202	1.4	-12.5
Money market accounts	475,614	484,787	433,307	-1.9	9.8
Savings accounts	232,831	227,968	212,763	2.1	9.4
Certificates of deposit, customer	438,780	450,494	441,665	-2.6	-0.7
Certificates of deposit, brokered	104,363	106,927	203,705	-2.4	-48.8
Total deposits	$1,653,327	$1,654,636	$1,711,641	-0.1	-3.4

Total shareholders’ equity increased to $154.5 million at September 30, 2025, compared to $149.7 million three months earlier, due to an increase in the after-tax fair market values of the available-for-sale investment securities portfolio of $3.7 million and net income of $802,000. No shares of common stock were repurchased under the Company's April 2024 Stock Repurchase Plan (the "Repurchase Plan") during the quarter ended September 30, 2025. There are 846,123 shares that remain available for repurchase under the Repurchase Plan.

Capital levels for both the Company and the Bank remain in excess of applicable regulatory requirements and the Bank was categorized as "well-capitalized" at September 30, 2025. Preliminary calculations of Common Equity Tier 1 and Total Risk-Based Capital Ratios at September 30, 2025, were 12.7% and 13.7%, respectively.

2025 Awards/Recognition
Sound Publishing:
Forbes Best-in-State Banks	Best Bank in Clallam County
Bellingham Best of the Northwest - Best Bank Silver	Best Lender in Clallam County and West End

2024 Awards/Recognition
Sound Publishing:
Puget Sound Business Journal Top Corporate Philanthropists	Best of the Olympic Peninsula Awards
Bellingham Best of the Northwest - Silver	Best Lender in Clallam and Jefferson County
The Leader Readers Choice Award - Best Bank	Best Bank in Clallam County and West End

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 17 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. First Northwest has also strategically invested in partnerships focused on developing modern financial solutions and a boutique investment banking/accelerator firm. These investments underscore the Company’s commitment to innovation and growth in the financial services sector. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. The Company is headquartered in Port Angeles, Washington.

Forward-Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance and execution on certain strategies, perceived opportunities in the market, potential future credit experience, including our ability to collect, the outcome of litigation and statements regarding our mission and vision, and include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements often identified by words such as "believes," "expects," "anticipates," "estimates," or similar expressions. These forward-looking statements are based upon current management beliefs and expectations and may, therefore, involve risks and uncertainties, many of which are beyond our control. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; pressures on liquidity, including as a result of withdrawals of deposits or declines in the value of our investment portfolio; changes in general economic conditions and conditions within the securities markets, including potential recessionary and other unfavorable conditions and trends relating to housing markets, unemployment levels, interest rates and inflationary pressures, among other things; legislative, regulatory, and policy changes; legal proceedings, regulatory investigations and their resolutions; and other factors described in the Company’s latest Annual Report on Form 10-K under the section entitled "Risk Factors," and other filings with the Securities and Exchange Commission ("SEC"),which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2025 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.

For More Information Contact:

Curt Queyrouze, President and Chief Executive Officer

Phyllis Nomura, Chief Financial Officer and EVP

IRGroup@ourfirstfed.com

360-457-0461

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data) (Unaudited)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
ASSETS
Cash and due from banks	$15,688	$18,487	$18,911	$16,811	$17,953
Interest-earning deposits in banks	63,482	69,376	51,412	55,637	64,769
Investment securities available for sale, at fair value (amortized cost at each period end of $310,545, $336,206, $348,249, $376,265 and $341,011)	282,608	303,515	315,433	340,344	310,860
Loans held for sale	2,154	1,557	2,940	472	378
Loans receivable (net of allowance for credit losses on loans at each period end of $16,203, $18,345, $20,569, $20,449, and $21,970)	1,607,825	1,647,217	1,637,573	1,675,186	1,714,416
Federal Home Loan Bank (FHLB) stock, at cost	10,856	14,906	13,106	14,435	14,435
Accrued interest receivable	8,160	8,305	8,319	8,159	8,939
Premises and equipment, net	8,788	8,999	9,870	10,129	10,436
Servicing rights on sold loans, at fair value	3,093	3,220	3,301	3,281	3,584
Bank-owned life insurance ("BOLI"), net	41,889	41,380	31,786	41,150	41,429
Equity and partnership investments	15,048	14,811	15,026	13,229	14,912
Goodwill and other intangible assets, net	1,080	1,081	1,082	1,082	1,083
Deferred tax asset, net	14,168	14,266	14,304	13,738	10,802
Right-of-use ("ROU") asset, net	15,494	15,772	16,687	17,001	17,315
Prepaid expenses and other assets	21,040	32,471	31,680	21,352	24,175
Total assets	$2,111,373	$2,195,363	$2,171,430	$2,232,006	$2,255,486

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$1,653,327	$1,654,636	$1,666,068	$1,688,026	$1,711,641
Borrowings	259,625	344,108	307,091	336,014	334,994
Accrued interest payable	1,145	1,514	2,163	3,295	2,153
Lease liability, net	16,071	16,257	17,266	17,535	17,799
Accrued expenses and other liabilities	24,321	27,790	29,767	31,770	25,625
Advances from borrowers for taxes and insurance	2,356	1,325	2,583	1,484	2,485
Total liabilities	1,956,845	2,045,630	2,024,938	2,078,124	2,094,697

Shareholders' Equity
Preferred stock, $0.01 par value, authorized 5,000,000 shares, no shares issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized; issued and outstanding at each period end: 9,462,150; 9,444,963; 9,440,618; 9,353,348; and 9,365,979	94	94	94	93	94
Additional paid-in capital	93,646	93,595	93,450	93,357	93,218
Retained earnings	91,317	90,506	87,506	97,198	100,660
Accumulated other comprehensive loss, net of tax	(24,429)	(28,198)	(28,129)	(30,172)	(26,424)
Unearned employee stock ownership plan (ESOP) shares	(6,100)	(6,264)	(6,429)	(6,594)	(6,759)
Total shareholders' equity	154,528	149,733	146,492	153,882	160,789
Total liabilities and shareholders' equity	$2,111,373	$2,195,363	$2,171,430	$2,232,006	$2,255,486

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data) (Unaudited)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
INTEREST INCOME
Interest and fees on loans receivable	$22,814	$22,814	$22,231	$23,716	$23,536	$67,859	$70,036
Interest on investment securities	3,244	3,466	3,803	3,658	3,786	10,513	11,367
Interest on deposits in banks	570	520	482	550	582	1,572	1,798
FHLB dividends	282	331	307	273	302	920	942
Total interest income	26,910	27,131	26,823	28,197	28,206	80,864	84,143
INTEREST EXPENSE
Deposits	9,083	9,552	9,737	11,175	10,960	28,372	31,252
Borrowings	3,258	3,386	3,239	2,885	3,226	9,883	10,708
Total interest expense	12,341	12,938	12,976	14,060	14,186	38,255	41,960
Net interest income	14,569	14,193	13,847	14,137	14,020	42,609	42,183
PROVISION FOR CREDIT LOSSES
(Recapture of) provision for credit losses on loans	(620)	(296)	7,770	3,760	3,077	6,854	12,956
(Recapture of) provision for credit losses on unfunded commitments	(53)	(64)	15	(105)	57	(102)	(113)
(Recapture of) provision for credit losses	(673)	(360)	7,785	3,655	3,134	6,752	12,843
Net interest income after (recapture of) provision for credit losses	15,242	14,553	6,062	10,482	10,886	35,857	29,340
NONINTEREST INCOME
Loan and deposit service fees	1,114	1,095	1,106	1,054	1,059	3,315	3,237
Sold loan servicing fees and servicing rights mark-to-market	85	92	195	(115)	10	372	303
Net (loss) gain on sale of loans	(39)	44	11	52	58	16	260
Increase in BOLI cash surrender value	539	485	372	328	315	1,396	851
Income from BOLI death benefit, net	—	—	1,059	1,536	—	1,059	—
Other income (loss)	303	454	1,034	(1,555)	337	1,791	861
Total noninterest income	2,002	2,170	3,777	1,300	1,779	7,949	11,314
NONINTEREST EXPENSE
Compensation and benefits	8,353	4,698	7,715	7,367	8,582	20,766	25,298
Data processing	1,941	1,926	2,011	2,065	2,085	5,878	6,037
Occupancy and equipment	1,505	1,507	1,592	1,559	1,553	4,604	4,592
Supplies, postage, and telephone	344	346	298	296	360	988	970
Regulatory assessments and state taxes	558	501	479	460	548	1,538	1,518
Advertising	282	299	265	362	409	846	1,095
Professional fees	2,668	1,449	777	813	698	4,894	2,292
FDIC insurance premium	411	463	434	491	533	1,308	1,392
Other expense	1,328	1,576	6,429	820	1,080	9,333	2,566
Total noninterest expense	17,390	12,765	20,000	14,233	15,848	50,155	45,760
(Loss) income before (benefit) provision for income taxes	(146)	3,958	(10,161)	(2,451)	(3,183)	(6,349)	(5,106)
(Benefit) provision for income taxes	(948)	297	(1,125)	359	(1,203)	(1,776)	(1,303)
Net income (loss)	$802	$3,661	$(9,036)	$(2,810)	$(1,980)	$(4,573)	$(3,803)

Basic and diluted earnings (loss) per common share	$0.09	$0.42	$(1.03)	$(0.32)	$(0.23)	$(0.52)	$(0.43)

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Selected Loan Detail	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Construction and land loans breakout
1-4 Family construction	$29,961	$39,040	$42,371	$39,319	$43,125
Multifamily construction	15,660	14,728	9,223	15,407	29,109
Nonresidential construction	16,484	12,832	7,229	16,857	17,500
Land and development	5,688	5,938	6,054	6,527	5,975
Total construction and land loans	$67,793	$72,538	$64,877	$78,110	$95,709

Auto and other consumer loans breakout
Triad Manufactured Home loans	$133,425	$135,537	$134,740	$128,231	$129,600
Woodside auto loans	131,800	127,828	118,972	117,968	126,129
First Help auto loans	9,561	11,221	13,012	14,283	15,971
Other auto loans	767	1,016	1,313	1,647	2,064
Other consumer loans	4,671	5,275	5,841	6,747	7,434
Total auto and other consumer loans	$280,224	$280,877	$273,878	$268,876	$281,198

Commercial business loans breakout
Northpointe Bank MPP	$-	$-	$-	$36,230	$38,155
Secured lines of credit	43,081	41,043	39,986	35,701	37,686
Unsecured lines of credit	2,580	2,551	2,030	1,717	1,571
SBA loans	6,347	6,618	6,889	7,044	7,219
Other commercial business loans	61,152	67,631	70,878	70,801	70,696
Total commercial business loans	$113,160	$117,843	$119,783	$151,493	$155,327

Loans by Collateral and Unfunded Commitments	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

One-to-four family construction	$31,627	$40,509	$38,221	$44,468	$51,607
All other construction and land	36,161	36,129	30,947	34,290	45,166
One-to-four family first mortgage	415,670	420,847	428,081	466,046	469,053
One-to-four family junior liens	20,568	20,116	15,155	15,090	14,701
One-to-four family revolving open-end	58,486	57,502	51,832	51,481	48,459
Commercial real estate, owner occupied:
Health care	28,794	29,091	29,386	29,129	29,407
Office	18,499	19,116	19,363	17,756	17,901
Warehouse	7,684	7,432	9,272	14,948	11,645
Other	73,562	74,364	74,915	78,170	64,535
Commercial real estate, non-owner occupied:
Office	40,917	42,198	41,885	49,417	49,770
Retail	50,839	51,708	50,737	49,591	49,717
Hospitality	63,953	64,308	62,226	61,919	62,282
Other	106,991	93,505	93,549	81,640	82,573
Multi-family residential	297,379	330,784	339,217	333,419	354,118
Commercial business loans	68,062	73,403	75,628	77,381	86,904
Commercial agriculture and fishing loans	23,346	22,443	22,914	21,833	15,369
State and political subdivision obligations	369	369	369	369	404
Consumer automobile loans	142,064	139,992	133,209	133,789	144,036
Consumer loans secured by other assets	136,073	138,378	137,619	131,429	132,749
Consumer loans unsecured	2,088	2,508	3,051	3,658	4,411
Total loans	$1,623,132	$1,664,702	$1,657,576	$1,695,823	$1,734,807

Unfunded commitments under lines of credit or existing loans	$158,118	$166,589	$175,100	$163,827	$166,446

FIRST NORTHWEST BANCORP AND SUBSIDIARY

NET INTEREST MARGIN ANALYSIS

(Dollars in thousands) (Unaudited)

	Three Months Ended September 30,
	2025			2024
	Average	Interest		Average	Interest
	Balance	Earned/	Yield/	Balance	Earned/	Yield/
	Outstanding	Paid	Rate	Outstanding	Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable, net (1) (2)	$1,632,684	$22,814	5.54%	$1,699,302	$23,536	5.51%
Total investment securities	293,723	3,244	4.38	307,623	3,786	4.90
FHLB dividends	12,810	282	8.73	12,697	302	9.46
Interest-earning deposits in banks	50,150	570	4.51	42,348	582	5.47
Total interest-earning assets (3)	1,989,367	26,910	5.37	2,061,970	28,206	5.44
Noninterest-earning assets	146,042			147,363
Total average assets	$2,135,409			$2,209,333
Interest-bearing liabilities:
Interest-bearing demand deposits	$141,469	$52	0.15	$166,846	$187	0.45
Money market accounts	464,265	2,832	2.42	431,346	2,875	2.65
Savings accounts	231,431	914	1.57	224,159	923	1.64
Certificates of deposit, customer	443,312	4,175	3.74	415,450	4,340	4.16
Certificates of deposit, brokered	103,959	1,110	4.24	215,016	2,635	4.88
Total interest-bearing deposits (4)	1,384,436	9,083	2.60	1,452,817	10,960	3.00
Advances	265,554	2,913	4.35	255,348	2,832	4.41
Subordinated debt	34,617	345	3.95	39,484	394	3.97
Total interest-bearing liabilities	1,684,607	12,341	2.91	1,747,649	14,186	3.23
Noninterest-bearing deposits (4)	251,448			252,911
Other noninterest-bearing liabilities	47,978			48,294
Total average liabilities	1,984,033			2,048,854
Average equity	151,376			160,479
Total average liabilities and equity	$2,135,409			$2,209,333

Net interest income		$14,569			$14,020
Net interest rate spread			2.46			2.21
Net earning assets	$304,760			$314,321
Net interest margin (5)			2.91			2.70
Average interest-earning assets to average interest-bearing liabilities	118.1%			118.0%

(1) The average loans receivable, net balances include nonaccrual loans.

(2) Interest earned on loans receivable includes net deferred (costs) fees of ($410,000) and $22,000 for the three months ended September 30, 2025 and 2024, respectively.

(3) Includes interest-earning deposits (cash) at other financial institutions.

(4) Cost of all deposits, including noninterest-bearing demand deposits, was 2.20% and 2.56% for the three months ended September 30, 2025 and 2024, respectively.

(5) Net interest income divided by average interest-earning assets.

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Non-GAAP Financial Measures

This press release contains financial measures that are not in conformity with generally accepted accounting principles in the United States of America ("GAAP"). Non-GAAP measures are presented where management believes the information will help investors understand the Company’s results of operations or financial position and assess trends. Where non-GAAP financial measures are used, the comparable GAAP financial measure is also provided. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that may be presented by other companies. Other banking companies may use names similar to those the Company uses for the non-GAAP financial measures the Company discloses, but may calculate them differently. Investors should understand how the Company and other companies each calculate their non-GAAP financial measures when making comparisons. Reconciliations of the GAAP and non-GAAP measures are presented below.

Calculations Based on PPNR and Adjusted PPNR:

	For the Quarter Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024

Net income (loss) (GAAP)	$802	$3,661	$(9,036)	$(2,810)	$(1,980)	$(4,573)	$(3,803)
Plus: (recapture of) provision for credit losses (GAAP)	(673)	(360)	7,785	3,655	3,134	6,752	12,843
(Benefit) provision for income taxes (GAAP)	(948)	297	(1,125)	359	(1,203)	(1,776)	(1,303)
PPNR (Non-GAAP) (1)	(819)	3,598	(2,376)	1,204	(49)	403	7,737
Less selected nonrecurring adjustments to PPNR (Non-GAAP):
Executive transition costs included in compensation and professional fees	(1,159)	—	—	—	—	(1,159)	—
Employee retention credit ("ERC") included in compensation	—	2,640	—	—	—	2,640	—
ERC consulting expense included in professional fees	—	(528)	—	—	—	(528)	—
Costs associated with early termination of Bellevue Business Center lease included in other expense	—	(599)	—	—	—	(599)	—
Bank-owned life insurance ("BOLI") death benefit	—	—	1,059	1,536	—	1,059	—
Gain on extinguishment of subordinated debt included in other income	—	—	846	—	—	846	—
Legal reserve included in other expense	—	—	(5,750)	—	—	(5,750)	—
Equity investment repricing adjustment included in other income	—	—	—	(1,762)	—	—	651
One-time compensation payouts related to reduction in force	—	—	—	—	(996)	—	(996)
Net gain on sale of premises and equipment	—	—	—	—	—	—	7,919
Sale leaseback taxes and assessments included in occupancy and equipment	—	—	—	—	—	—	(359)
Net gain on sale of investment securities	—	—	—	—	—	—	(2,117)
Adjusted PPNR (Non-GAAP) (1)	$340	$2,085	$1,469	$1,430	$947	$3,894	$2,639

Average total assets (GAAP)	$2,135,409	$2,164,579	$2,174,748	$2,205,502	$2,209,333	$2,158,091	$2,198,337
GAAP Ratio:
Return on average assets (GAAP)	0.15%	0.68%	-1.69%	-0.51%	-0.36%	-0.28%	-0.23%
Non-GAAP Ratios:
PPNR return on average assets (Non-GAAP) (1)	-0.15%	0.67%	-0.44%	0.22%	-0.01%	0.02%	0.47%
Adjusted PPNR return on average assets (Non-GAAP) (1)	0.06%	0.39%	0.27%	0.26%	0.17%	0.24%	0.16%

(1)  PPNR removes the provisions for credit loss and income tax from net income. This removes potentially volatile estimates, providing a comparative amount limited to income and expense recorded during the period. Adjusted PPNR further removes large nonrecurring transactions recorded during the period. We believe these metrics provide comparative amounts for a better review of recurring net revenue.

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Calculations Based on Tangible Common Equity:

	For the Quarter Ended					For the Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024

Total shareholders' equity	$154,528	$149,733	$146,492	$153,882	$160,789	$154,528	$160,789
Less: Goodwill and other intangible assets	1,080	1,081	1,082	1,082	1,083	1,080	1,083
Disallowed non-mortgage loan servicing rights	317	372	415	423	489	317	489
Total tangible common equity	$153,131	$148,280	$144,995	$152,377	$159,217	$153,131	$159,217

Total assets	$2,111,373	$2,195,363	$2,171,430	$2,232,006	$2,255,486	$2,111,373	$2,255,486
Less: Goodwill and other intangible assets	1,080	1,081	1,082	1,082	1,083	1,080	1,083
Disallowed non-mortgage loan servicing rights	317	372	415	423	489	317	489
Total tangible assets	$2,109,976	$2,193,910	$2,169,933	$2,230,501	$2,253,914	$2,109,976	$2,253,914

Average shareholders' equity	$151,376	$146,857	$156,470	$161,560	$160,479	$151,538	$161,803
Less: Average goodwill and other intangible assets	1,081	1,081	1,082	1,083	1,084	1,081	1,085
Average disallowed non-mortgage loan servicing rights	371	415	423	489	517	403	496
Total average tangible common equity	$149,924	$145,361	$154,965	$159,988	$158,878	$150,054	$160,222

Net income (loss)	$802	$3,661	$(9,036)	$(2,810)	$(1,980)	$(4,573)	$(3,803)
Common shares outstanding	9,462,150	9,444,963	9,440,618	9,353,348	9,365,979	9,462,150	9,365,979
GAAP Ratios:
Equity to total assets	7.32%	6.82%	6.75%	6.89%	7.13%	7.32%	7.13%
Return on average equity	2.10%	10.00%	-23.42%	-6.92%	-4.91%	-4.03%	-3.14%
Book value per common share	$16.33	$15.85	$15.52	$16.45	$17.17	$16.33	$17.17
Non-GAAP Ratios:
Tangible common equity to tangible assets (1)	7.26%	6.76%	6.68%	6.83%	7.06%	7.26%	7.06%
Return on average tangible common equity (1)	2.12%	10.10%	-23.65%	-6.99%	-4.96%	-4.07%	-3.17%
Tangible book value per common share (1)	$16.18	$15.70	$15.36	$16.29	$17.00	$16.18	$17.00
(1)

We believe that the use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.